[SHEARMAN & STERLING LETTERHEAD]                   EXHIBIT 8.1



                                             July 9, 1999




Ford Motor Credit Company
The American Road
Dearborn, Michigan 48121

Ladies and Gentlemen:

     In connection with the issuance by Ford Motor Credit Company, a Delaware corporation, of $4,000,000,000 principal amount of its 6.70% Global Landmark Securities due July 16, 2004, $1,000,000,000 aggregate principal amount of its Floating Rate Global Landmark Securities due July 16, 2001 and $1,800,000,000 aggregate principal amount of its Floating Rate Global Landmark Securities due July 16, 2002, we hereby consent to the use of our name and confirm to you our tax advice as set forth under the heading "United States Taxation of Non-United States Persons" in the Prospectus Supplement dated July 9, 1999 relating to registration statement no. 333-75177, to which registration statement this consent is an exhibit.


                                        Very truly yours,


                                        /s/ Shearman & Sterling